Securities and Exchange Commission
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                                  July 16, 2001


                         Commission file number 0-23903

                              eAutoclaims.com, Inc.
                              --------------------
        (Exact name of small business issuer as specified in its charter)

             Nevada                                          95-4583945
             -------                                         ----------
(State or other jurisdiction of                          (I.R.S. Employer
  incorporation or organization)                        Identification No.)

             2708 Alt. 19 N., Suite 604, Palm Harbor, Florida 34683
             ------------------------------------------------------
                    (Address of principal executive offices)

                                 (727) 781-0414
                                 --------------
                           (Issuer's telephone number)

                         Transformation Processing, Inc.
                     365 Bay Street, Toronto, Ontario M5H2V2
                     ---------------------------------------
              (Former Name, Former Address and Former Fiscal Year,
                          if changed Since Last Report)


ITEM 5./ITEM 9.    OTHER EVENTS/REGULATION FD DISCLOSURE.

         1.       Status of Offering.
                  ------------------

                  At the regularly scheduled meeting held on July 16, 2001, our board of directors voted to terminate our proposed underwritten public secondary offering of $10,000,000 under cover of Form SB-2, File No. 333-55664 and to proceed with up to a $5,000,000 placement of convertible debentures through an institutional investment fund. We have executed a letter of intent with the fund, which intends to purchase these debentures and are currently in the due diligence period. Although there are no assurances, we anticipate a closing in 30 to 60 days. We intend to proceed with the registration of the securities on behalf of the selling shareholders identified in the above referenced registration statement. This decision was predicated upon current unfavorable market conditions and the requirements of the American Stock Exchange that our common shares have at least a $3.00 trading price. Our common stock will continue to trade on the OTC Bulletin Board. On July 19, 2001 the closing bid price of our common stock on the OTC Bulletin Board was approximately $1.35. Certain of our directors, their relatives and other business associates have invested approximately $690,000 in us through the purchase of our convertible debentures to meet our short-term working capital requirements.


SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                    eAutoclaims.com, Inc.

Dated    7/23/01
                                                    /s/ Eric Seidel
                                                    ----------------------------
                                                    President

Exhibits
--------

99.1 Term Sheet for Convertible Debenture*
99.2 Form of Convertible Debenture*
99.3 Form of Warrants issued in connection with Convertible Debentures*
99.4 Form of Subscription Agreement for purchasers Convertible Debentures*




*Filed herewith


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